EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2004, of Commercial Federal Corporation as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commercial Federal Corporation.

Date: March 1, 2005

By:	/s/ William A. Fitzgerald
William A. Fitzgerald
Chairman of the Board and Chief Executive Officer

/s/ David S. Fisher
David S. Fisher
Executive Vice President and Chief Financial Officer